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CONSENT OF INDEPENDENT AUDITORS


CrestFunds, Inc.:

We consent to the incorporation by reference of our report dated January 15, 1999 appearing in the Annual Report to Shareholders for the year ended November 30, 1998 in this Registration Statement on Form N-14 of STI Classic Funds, and to the reference to us under the caption "Information About the STI Funds and CrestFunds - Financial Statements" in such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York
February 26, 1999